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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Current Report on Form 8-K/A under the Securities Exchange Act of 1934 of InfoSpace, Inc. (formerly InfoSpace.com, Inc.) dated April 24, 2000 of our report dated March 17, 2000 (March 31, 2000 as to the last sentence of the first paragraph of page 13 of Note 4), insofar as it relates to the financial statements of Prio, Inc. (formerly SaveSmart, Inc.) for the year ended December 31, 1999.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
April 24, 2000